CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-151733 of Sun Life Financial Inc. on Form S-8 of our report dated June 27, 2008 relating to the financial statements of United States Employees’ Sun Advantage Savings and Investment Plan, appearing in the Annual Report on Form 11-K of United States Employees’ Sun Advantage Savings and Investment Plan for the year ended December 31, 2007.

/s/DELOITTE & TOUCHE LLP
Boston, Massachusetts
June 27, 2008